UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

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LCC International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-21213	54-1807038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Westpark Drive, Suite A-315, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 703-873-2000

Former name or former address, if changed since last report: Not applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As expected, on November 13, 2007, LCC International, Inc. (“LCC” or the “Company”) received an additional Nasdaq staff determination letter stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it had not timely filed its Quarterly Report on Form 10-Q for the period ended September 30, 2007 (the “Third Quarter 10-Q”) with Nasdaq. This failure to timely file the Form 10-Q will be considered by the Nasdaq Listing and Hearing Review Council (the "Listing Council") in rendering a determination regarding LCC’s continued listing on The Nasdaq Global Market. As required by Nasdaq Marketplace Rule 4804(c), the Company will provide the Listing Council with a written explanation of its views with respect to its failure to file the Third Quarter 10-Q, which will include a recitation of the facts noted in the Company’s press release of November 19, 2007 and an update regarding certain actions taken by it to enable it to make progress in making its future SEC filings on a timely basis.

A copy of the Company's press release of November 19, 2007 is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.
By:	/s/PETER A. DELISO
Peter A. Deliso Senior Vice President, New Ventures, General Counsel & Secretary

Date: November 19, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 19, 2007.

Exhibit 99.1

LCC Contact:

Nancy Feeney

Director of Marketing Communications

and External Relations

Nancy_feeney@lcc.com

+1.703.873.2077

LCC International Receives Anticipated Notice from NASDAQ due to Delay in Filing Form 10-Q

MCLEAN, VA – November 19, 2007 -- LCC International, Inc. (NASDAQ: LCCI) today announced that, as expected, and in accordance with NASDAQ rules regarding the delay in filing a Form 10-Q, it has received the NASDAQ Staff Determination notice that states the Company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it has not timely filed with NASDAQ its Quarterly Report on Form 10-Q for the period ended September 30, 2007 (the “Form 10-Q”) and that such failure to file will be considered by the NASDAQ Listing and Hearing Review Council in making a decision regarding LCC’s continued listing on NASDAQ.

LCC previously disclosed that it would not be able to file its Form 10-Q by the prescribed due date because the Company needs to file its Form 10-K for the year ended December 31, 2006, retain replacement auditors for KPMG LLP and have the replacement auditors complete their quarterly review procedures. As reported on May 8th, 2007, KPMG LLP will cease to serve as LCC’s auditors following the filing of the Company’s Form 10-K. LCC is in the process of selecting replacement auditors and expects to have them in place shortly after it files its Form 10-K.

About LCC International, Inc.

LCC International is the recognized leader in providing wireless voice and data turn-key services to the telecommunications industry. The Company’s service offering includes network services, business consulting, tools-based solutions; and training through its world-renowned Wireless Institute. The Company has worked with all major access technologies (including UMTS, EV-DO, HSDPA and WiMAX) and has participated in the success of some of the most sophisticated wireless systems in the world. LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. The Company brings local knowledge and global capabilities to its customers, offering innovative solutions, insight into cutting-edge developments and delivering solutions that increase business efficiencies. News and additional information are available at www.lcc.com

Cautionary Note regarding forward-looking statements under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding LCC’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include those relating to the timing of the engagement of LCC’s replacement auditors. All forward-looking statements included in this release are based upon information available to LCC as of the date of this release, which may change, and LCC assumes no obligation to update any such forward-looking statement. These statements are not guarantees. Factors that could cause or contribute to differences from such expectations include, but are not limited to risks associated with international operations, challenges and costs arising from integration of new operations and other factors that may affect our business are discussed in LCC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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